As filed with the Securities and Exchange Commission on June 4, 1999

                                                      Registration No. 333-79041
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                        Borg-Warner Security Corporation

(Exact name of registrant as specified in its charter)

               Delaware                                  13-3408028
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                            ------------------------


                            200 South Michigan Avenue
                             Chicago, Illinois 60604

                                 (312) 322-8500

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------


                               Robert E. T. Lackey
                  Vice President, General Counsel and Secretary
                        Borg-Warner Security Corporation
                            200 South Michigan Avenue
                             Chicago, Illinois 60604
                                 (312) 322-8500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

                             Charles S. Whitman, III
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall

================================================================================

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared "effective" by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

                    SUBJECT TO COMPLETION, DATED JUNE 4, 1999

PROSPECTUS
              , 1999

                                5,850,000 Shares

                        Borg-Warner Security Corporation

                               Common Stock

                            ------------------------




      This prospectus relates to the sale of up to 5,850,000 shares of common stock, par value $.01 per share, of Borg-Warner Security Corporation by several of our existing shareholders.



                            ------------------------



      The common stock is listed on the New York Stock Exchange under the symbol "BOR". On June 3, 1999, the last sale price of the common stock was $157/8 per share.



                            ------------------------








      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                                TABLE OF CONTENTS

                            ------------------------

                                                                            Page
                                                                            ----
About this Prospectus..........................................................3
Where You Can Find More Information............................................3
Special Note Regarding Forward-Looking Statements..............................4
Use of Proceeds................................................................4
Borg-Warner Security Corporation...............................................4
Market for Borg-Warner's Common Stock and Dividend Policy......................4
Description of Capital Stock...................................................5
Selling Shareholders...........................................................8
Plan of Distribution...........................................................9
Legal Matters.................................................................10
Experts.......................................................................10

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling shareholders named in this prospectus may sell up to 5,850,000 shares of common stock from time to time. Each time any of these selling shareholders sells common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the securities covered by this prospectus:

      o   Annual Report on Form 10-K for the year ended December 31, 1998

      o   Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

      You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                            Borg-Warner Security Corporation
                            200 South Michigan Avenue
                            Chicago, Illinois 60604
                            Attention: Corporate Secretary
                            Tel: (312) 322-8500

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

      We have also filed or incorporated by reference exhibits with the registration statement. You should read the exhibits carefully for provisions that may be important to you.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      We are designating any statements in this prospectus that are not historical facts as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of the risk, uncertainties and other information listed in Exhibit 99 to our annual report on Form 10-K incorporated into this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of these shares.

                        BORG-WARNER SECURITY CORPORATION

      We are the largest independent provider of physical security and related outsourced security services in North America. As a result of our significant market presence, breadth of product offerings and strategic alliances, we are well positioned to service local, multi-location and national accounts and provide total security solutions to our customers.

      We provide guard services, as well as background screening, contract employment and investigative services, to approximately 14,000 clients in the United States, Canada, United Kingdom and Colombia. We service these clients with approximately 73,000 employees in approximately 300 offices under the Wells Fargo(R), Burns(R), Globe(R) and other service marks.

      On May 4, 1999, we announced that, subject to shareholder approval, we plan to change our name to Burns International Services Corporation.

      Our headquarters is at 200 South Michigan Avenue, Chicago, Illinois 60604, where our telephone number is (312) 322-8500.

            MARKET FOR BORG-WARNER'S COMMON STOCK AND DIVIDEND POLICY

      As of April 30, 1999, there were approximately 150 holders of record of the common stock.

      We have neither paid nor declared any cash dividends on our common stock during the last two years. The payment of dividends by us is prohibited under the terms of some of our debt instruments. We currently intend to retain earnings for acquisitions, working capital, capital expenditures, general corporate purposes and reduction of outstanding indebtedness. Accordingly, we do not expect to be able to nor do we expect to pay cash dividends in the foreseeable future.

      High and low closing sales prices (as reported on the New York Stock Exchange composite tape) for the common stock for each quarter during 1997 and 1998 and through June 3, 1999 were:


              Quarter Ended                   High          Low
              -------------                ----------    --------
     1997     March 31                     $ 15 1/8      $ 10 1/8
              June 30                        18            13 3/4
              September                      19 9/16       16 1/8

              Quarter Ended                   High          Low
              -------------                ----------    --------

              December 31                    19 3/4        15 1/4

     1998     March 31                       19 7/16       15 5/16
              June 30                        24 3/4        17 7/8
              September 30                   23 1/16       13 1/4
              December 31                    20 1/16       13 1/16

     1999     March 31                       20 9/16       14 11/16
              June 30 (through June 3)       18 7/8        15 1/2


                          DESCRIPTION OF CAPITAL STOCK

      The following table shows our authorized and outstanding capital stock at April 30, 1999:

                                             Number of Shares   Number of Shares
                                             ----------------   ----------------
Common Stock..........................          50,000,000         23,981,816
Non-Voting Common Stock...............          25,000,000                  0
Preferred Stock.......................           5,000,000                  0

      In addition, as of April 30, 1999, we had issued options to purchase 2,685,400 shares of common stock. On April 19, 1999, we agreed to buy-back 4,350,000 shares of the common stock from several of the selling shareholders. See "Selling Shareholders".

Common Stock

      The common stock and non-voting common stock have the same terms except for voting rights and some of the conversion features described below.

      Each share of common stock entitles the holder to one vote in the election of directors and all other matters submitted to a vote of our shareholders. Holders of common stock do not have cumulative voting rights. The non-voting common stock has no voting rights, except when required by law or when a proposed amendment to our certificate of incorporation would adversely affect the special rights, powers or preferences of the non-voting common stock.

      Holders of shares of common stock and non-voting common stock, treated as a single class, are entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. However, we do not expect to pay cash dividends in the forseeable future. In addition, some of our debt instruments restrict our ability to pay dividends on our capital stock. If we issue any preferred stock, the holders of that preferred stock will be entitled to receive their dividends before any dividends are paid on shares of common stock and non-voting common stock.

      Since some of our institutional shareholders are subject to regulatory requirements that forbid or limit their right to own our voting stock, our certificate of incorporation allows those shareholders to convert their common stock into non-voting common stock on a share-for-share basis to comply with regulatory requirements. Thereafter, these investors can reconvert their non-voting common stock into common stock on a share-for-share basis in connection with the sale, distribution or other disposition of their shares in a transaction meeting the requirements specified in the certificate of incorporation and to the extent permitted by regulatory requirements.

      If we are liquidated, each share of common stock and non-voting common stock, treated as a single class, will share equally in any assets available for distribution after payment in full of all other claims on our assets, including any liquidation preference payable to holders of any preferred stock outstanding at the time of liquidation.

      Holders of shares of common stock and non-voting common stock have no preemptive rights to purchase additional shares of any class of our capital stock or any other securities of ours. All of the outstanding shares of common stock and non-voting common stock are fully paid and non-assessable.

      The transfer agent for the common stock is The Bank of New York.

Preferred Stock

      Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock to determine the terms and rights of that series, including

          o   the designation of that series

          o the number of shares of that series, including any right of the board of directors to increase or decrease that number

          o the dividend rate of that series and whether dividends will be cumulative or non-cumulative

          o   dividend payment dates

          o any redemption rights and redemption prices, including any provisions for a sinking fund

          o whether the shares of that series will be convertible into any other security of our company or any other company, and the terms and conditions of any conversion, including the conversion price or conversion rate

          o any restrictions on issuance of shares of the same series or any other class or series

          o   any voting rights

      The board of directors can issue authorized shares of preferred stock and common stock without any further action by the stockholders, except when stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are listed or traded.

      Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The board of directors will decide to issue any shares of preferred stock based on its judgment as to the best interests of our company and its stockholders. However, it is possible that an issuance of preferred stock may discourage an acquisition attempt or other transaction that some, or a even a majority, of our stockholders believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of the stock.

The Delaware General Corporation Law

      Our company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides, in general, that a corporation may not engage in any business combination with any "interested stockholder" for a three-year period following the date that person becomes an interested stockholder unless

          o the board of directors approves the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time the person becomes an interested stockholder

          o upon consummation of the transaction which results in the person becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or

          o on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and the affirmative vote of at least 662/3% of the outstanding voting stock not owned by the interested stockholder.

      An interested stockholder is generally defined to mean any person who is the owner of 15% or more of the outstanding voting stock of the corporation or any affiliate or associate of that person. Section 203 may make it more difficult for an "interested stockholder" to effect a business combination with our company for a three-year period unless the stockholders elect to exclude our company from the provisions of Section 203.

Certificate of Incorporation and Bylaws

      Our certificate of incorporation and bylaws contain some provisions that could make an acquisition of our company by means of a tender offer or proxy contest more difficult. Some of these provisions include:

      Classified Board. Our board of directors is divided into three classes. As a result, approximately one-third of the board of directors is elected each year, making it more difficult for stockholders to change the composition of the board. The bylaws provide that the total number of directors will be fixed by a majority of the board of the directors, but cannot consist of more than seventeen or less than three directors. In addition, under our certificate of incorporation, vacancies on the board will be filled by an affirmative vote of a majority of the remaining directors, even if they make up less than a quorum. If we issue any preferred stock, and that preferred stock has the right to elect directors, the provisions described in this paragraph may be modified.

      Removal of Directors. Under our certificate of incorporation and bylaws, directors can be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding voting stock, voting as a single class.

       Stockholder Action. Stockholders can only take action at annual or special meetings of stockholders and cannot take action through written consents in lieu of a meeting. The bylaws provide that special meetings of stockholders can be called only by the board of directors pursuant to a resolution adopted by three or more directors. Stockholders cannot call a special meeting or order the board of directors to call a special meeting. In addition, the only business that can be conducted at a special meeting of stockholders is the business specified in the notice of meeting given by the board of directors.

      Advance Notice Procedures. The Bylaws establish a stockholder notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of shareholders. The only nominations or other business proposed by stockholders that will be considered at an annual meeting are those for which proper notice has been given. In general, notice has to be given no more than 90 days and no less than 60 days prior to the first anniversary of the previous year's annual meeting, except when the meeting is advanced by more than 20 days or delayed by more than 60 days. If the meeting is so advanced or delayed or if the meeting is a special meeting, then notice has to be given no earlier than 90 days before the meeting and not later than the later of (i) 60 days prior to the meeting and (ii) 10 days after public announcement of the meeting.

      Amendment. The certificate of incorporation provides that the affirmative vote of at least 80% of the outstanding voting stock, voting as a single class, is required to amend the provisions described above relating to prohibition of stockholder action without a meeting, the number, election and term of the directors, and the removal of the directors. In addition, the bylaws can be amended by the vote of the board of the directors or the holders of at least 80% of the outstanding voting stock, voting as a single class.

Further Information

      In addition to the above summary, you should refer to our certificate of incorporation and bylaws, which we have filed as exhibits to our annual report on Form 10-K, for other provisions that may be important to you. See
"Where You Can Find More Information".

                              SELLING SHAREHOLDERS

      The shares being offered by this prospectus may be offered by the shareholders listed below or by pledgees, donees, transferees or other successors in interest that receive the shares as a gift, partnership distribution or other non-sale related transfer.



                                                                          Percentage of
                                                                           Outstanding
                                                       Shares Owned      Stock prior to                                    Shares
                                                      prior to Share       Share Buy-       Shares Sold     Maximum        Owned
                                                       Buy-back and       back and the       In Share       Amount       After the
Name                                                   the Offering         Offering         Buy-back       Offered      Offering**
----                                                  --------------     --------------     -----------     -------      ----------
Merrill Lynch KECALP L.P. 1986....................         40,000             *                    --         40,000           0
Merrill Lynch KECALP L.P. 1987....................        200,000             *                    --        200,000           0
Merchant Banking L.P. No. I.......................        500,000             2.1%            263,317        236,683           0
ML Venture Partners II, L.P.......................        500,000             2.1%                 --        500,000           0
Merrill Lynch Capital Appreciation Partnership
   No. VIII, L.P..................................      6,628,615            27.7%          3,490,856      3,137,759           0
ML Offshore LBO Partnership No. VIII..............        168,524             *                88,751         79,773           0
ML Employees LBO Partnership No. I, L.P...........        164,779             *                86,778         78,001           0
ML IBK Positions, Inc.............................      1,998,082             8.4             420,298      1,577,784           0
                                                       ----------            ----           ---------      ---------
                                                       10,200,000            42.7%          4,350,000      5,850,000           0
                                                       ==========            ====           =========      =========           =

--------------------
*    Represents less than one percent.

**   Assuming all the shares are sold.



      On April 19, 1999, we entered into a stock purchase agreement with Merchant Banking L.P. No. I, Merrill Lynch Capital Appreciation Partnership No. VIII, L.P., ML Offshore LBO Partnership No. VIII, ML Employees LBO Partnership No. I, L.P. and ML IBK Positions, Inc. pursuant to which we agreed to buy back 4,350,000 shares of our common stock from those selling shareholders at a purchase price of $18.375 per share, subject to our obtaining necessary consents from our lending banks and holders of our outstanding senior subordinated notes. The stock purchase agreement may be terminated by either the selling shareholders or us if the closing does not occur by July 20, 1999.

      The selling shareholders may sell all or part of the shares covered by this prospectus and as a result no estimate can be given as to the number of shares that will be held by any selling shareholder upon the termination of any offering made by this prospectus.

      The selling shareholders acquired the shares being offered by this prospectus in connection with a leveraged buy-out of our predecessor company in 1987. In 1993, we completed our initial public offering, including the listing of our shares on the New York Stock Exchange. As indicated above, on April 19, 1999 we agreed to purchase 4,350,000 shares of our common stock, and to use commercially reasonable efforts to file a registration statement with the SEC to enable the selling shareholders to sell their remaining shares in one or more transactions. We expect to execute a registration rights agreement in connection with the closing of the share purchase.

      Messrs. Burke, Fitzgibbons and Michas, three of our directors, are also directors of Merrill Lynch Capital Partners Inc., which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Pursuant to the stock purchase agreement, one of these three directors will resign from our board on the first anniversary of the closing of the share purchase, and the other two on the second and third anniversaries, respectively.

                              PLAN OF DISTRIBUTION

      The selling shareholders (and donees, transferees or other successors in interest that receive shares from a selling shareholder as a gift, partnership distribution or other non-sale related transfer) may distribute the shares covered by this prospectus from time to time in one or more of the following transactions:

      o through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market or through private sales or special offerings

      o to underwriters who will acquire the shares for their own account and resell them in one or more transactions

      o to lenders, if the selling shareholders have pledged shares as collateral to secure loans, credit or other financing arrangements and the creditor forecloses on the shares

      o   put or call options written by the selling shareholders on the shares

      o   short sales of shares or

      o   any other legally available means.

      The price at which any of the shares are sold in any of the transactions described above will be negotiated at the time of transaction and may be based on the market price of the shares at that time.

      Underwriters or other agents participating in an offering made pursuant to this prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and they may allow or reallow discounts or concessions to other dealers. Brokers or agents participating in transactions described by this prospectus may receive brokerage or agent's commissions or fees. The selling shareholders may sell shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares and that compensation might be in excess of customary commissions.

      At the time a particular offering of any shares is made with this prospectus, to the extent required by law, we will prepare and deliver a prospectus supplement setting forth the amount of shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for any shares purchased from the selling shareholders, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or filed or paid to dealers.

      We have been advised that, as of the date hereof, the selling shareholders have made no arrangement with any broker for the sale of their shares. The selling shareholders and any underwriters, brokers or dealers involved in the sale of the shares may be considered "underwriters" as that term is defined by the Securities Act, although the selling shareholders disclaim such status. We may agree in the registration rights agreement or in an underwriting agreement to indemnify the selling shareholders, their officers, directors, partners, and agents, any underwriter and each person or entity who controls such selling shareholder or underwriter, against certain liabilities which may be incurred in connection with the sale of the shares under this prospectus. In addition, the selling shareholders may agree to indemnify us against certain liabilities. The registration rights agreement or underwriting agreement may also provide for rights of contribution if indemnification is not available.

      If Merrill, Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of some of the selling shareholders, participates in any offering of our shares, that offering will be conducted in compliance with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  LEGAL MATTERS

      Davis Polk & Wardwell, New York, New York will pass upon the validity of the shares of common stock for us. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell.

                                     EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution

      The following table sets forth the fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee........... $      28,206
Blue Sky fees and expenses....................................        3,000*
Printing expense..............................................       50,000*
Accounting fees and expenses..................................       75,000*
Legal fees and expenses.......................................      125,000*
National Association of Securities Dealers Inc. filing fee....       10,646
Miscellaneous.................................................       18,148*
                                                                    -------
     Total....................................................     $310,000*
                                                                    =======

--------------------
*    Estimated.

Item 15.  Indemnification of Directors and Officers

      Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

      Our Amended and Restated Certificate of Incorporation provides in effect for the indemnification by us of each of our directors and officers to the fullest extent permitted by applicable law.

Item 16.  Exhibits


Exhibit
  No.                        Description
-------                      -----------
  4.1      Registration Rights Agreement dated as of July 27, 1987
  4.2      Form of Stock Purchase Agreement Amendment
  5.1      Opinion of Davis Polk & Wardwell
 23.1      Consent of Deloitte & Touche LLP*
 23.2      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
 24.1 Powers of Attorney (included on the signature page of the Registration Statement)*


--------------------
*    Previously filed.

Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Borg-Warner Security Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 4, 1999.

                              BORG-WARNER SECURITY CORPORATION


                              By: /s/ Timothy M. Wood
                                 ------------------------------
                                 Name:  Timothy M. Wood
                                 Title: Vice President, Finance


Pursuant to the Requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                      Date
        ---------                          -----                      ----

*                            Chairman of the Board, Chief         June 4, 1999
-------------------------    Executive Officer and President
John A. Edwardson            (Principal Executive Officer)


/s/ Timothy M. Wood          Vice President, Finance (Principal   June 4, 1999
-------------------------    Financial and Accounting Officer)
Timothy M. Wood



/s/ J. Joe Adorjan           Director                             June 4, 1999
-------------------------
J. Joe Adorjan


*                            Director                             June 4, 1999
-------------------------
James J. Burke, Jr.


*                            Director                             June 4, 1999
-------------------------
Albert J. Fitzgibbons, III


*                            Director                             June 4, 1999
-------------------------
Arthur F. Golden


*                            Director                             June 4, 1999
-------------------------
Dale W. Lang


*                            Director                             June 4, 1999
-------------------------
Robert A. McCabe

        Signature                          Title                      Date
        ---------                          -----                      ----

*                            Director                             June 4, 1999
-------------------------
Andrew McNally IV


*                            Director                             June 4, 1999
-------------------------
Alexis P. Michas


                             Director                             June 4, 1999
-------------------------
H. Norman Schwarzkopf


*                            Director                             June 4, 1999
-------------------------
Donald C. Trauscht






------------
* /s/ Timothy M. Wood
  ---------------------
  Timothy M. Wood
  Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
  No.                            Description
-------                          -----------

  4.1      Registration Rights Agreement dated as of July 27, 1987
  4.2      Form of Stock Purchase Agreement Amendment
  5.1      Opinion of Davis Polk & Wardwell
 23.1      Consent of Deloitte & Touche LLP*
 23.2      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
 24.1 Powers of Attorney (included on the signature page of the Registration Statement)*


------------
*  Previously filed.



                                       E-1